Federal Signal Q3 2018 Earnings Call November 6, 2018 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein and in our earnings news release provided as of the date of this presentation. 2

Q3 Highlights * • Net sales of $269 M, up $21 M, or 8% • Operating income of $30.4 M, up $8.1 M, or 36% • Adjusted EBITDA of $40.2 M, up $6.8 M, or 20% • Adjusted EBITDA margin of 14.9%, up from 13.4% • GAAP EPS of $0.36, up $0.15, or 71% • Adjusted EPS of $0.36, up $0.12, or 50% • Orders of $268 M, up $39 M, or 17% • Backlog of $321 M, up $117 M, or 57% * Comparisons versus Q3 of 2017, unless otherwise noted 3

Statement of Operations $ millions, except % and per share Q3 2018 Q3 2017 $ Change % Change Net sales 269.4 248.7 20.7 8% Gross profit 69.0 61.3 7.7 13% SEG&A expenses 38.2 38.2 - 0% Acquisition and integration-related expenses 0.4 0.7 (0.3) -43% Restructuring - 0.1 (0.1) NM Operating income 30.4 22.3 8.1 36% Interest expense 2.2 2.7 (0.5) -19% Other (income) expense, net - (0.4) 0.4 NM Income tax expense 6.5 7.5 (1.0) -13% Net income 21.7 12.5 9.2 74% Diluted earnings per share $ 0.36 $ 0.21 $0.15 71% Diluted adjusted earnings per share $ 0.36 $ 0.24 $0.12 50% Gross Margin 25.6% 24.6% SEG&A expenses as a % of net sales 14.2% 15.4% Effective tax rate 23.0% 37.5% 4

Adjusted Earnings per Share ($ in millions) Three Months Ended September 30, Nine Months Ended September 30, 2018 2017 2018 2017 Net income $ 21.7 $ 12.5 $ 61.5 $ 31.2 Add: Income tax expense 6.5 7.5 18.9 17.4 Income before income taxes 28.2 20.0 80.4 48.6 Add: Restructuring - 0.1 - 0.5 Executive severance costs - - - 0.7 Acquisition and integration-related expenses 0.4 0.7 1.3 2.2 Purchase accounting effects (1) 0.1 1.3 1.1 4.3 Hearing loss settlement charges - - 0.4 - Adjusted income before income taxes 28.7 22.1 83.2 56.3 Adjusted income tax expense (2) $ (6.6) (7.7) (19.5) (19.6) Adjusted net income $ 22.1 $ 14.4 $ 63.7 $ 36.7 Diluted EPS $ 0.36 $ 0.21 $ 1.01 $ 0.52 Adjusted diluted EPS $ 0.36 $ 0.24 $ 1.04 $ 0.61 (1) Purchase accounting effects relate to adjustments to exclude the step-up in the valuation of equipment acquired in connection with the TBEI and JJE acquisitions that was sold subsequent to the acquisition dates in the three and nine months ended September 30, 2018 and 2017, as well as to exclude the depreciation of the step-up in the valuation of the rental fleet acquired in the JJE transaction. (2) Adjusted income tax expense for the three and nine months ended September 30, 2018 and 2017 was recomputed after excluding the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. Adjusted income tax expense for the three and nine months ended September 30, 2017 also excludes $0.6 million of tax expense associated with a change in the enacted state tax rate in Illinois. 5

Group and Corporate Results $ millions, except % Q3 2018 Q3 2017 % Change ESG Orders 214.5 178.2 20% Sales 216.3 198.5 9% Operating income 28.3 21.2 33% Operating margin 13.1% 10.7% Adjusted EBITDA 37.0 30.7 21% Adjusted EBITDA margin 17.1% 15.5% SSG Orders 53.6 51.4 4% Sales 53.1 50.2 6% Operating income 8.0 6.1 31% Operating margin 15.1% 12.2% Adjusted EBITDA 8.9 7.3 22% Adjusted EBITDA margin 16.8% 14.5% Corporate expenses 5.9 5.0 18% Consolidated Orders 268.1 229.6 17% Sales 269.4 248.7 8% Operating income 30.4 22.3 36% Operating margin 11.3% 9.0% Adjusted EBITDA 40.2 33.4 20% Adjusted EBITDA margin 14.9% 13.4% 6

Financial Strength and Flexibility * • Generated ~$34 M of cash from operations in Q3, compared to ~$6 M in prior year . YTD operating cash flow of $72 M, up 38% vs. prior-year period • Paid down ~$27 M of debt in Q3 . Brings total amount of debt paid down since June 2017 to ~$88 M • Debt to EBITDA leverage ratio of 1.5x • $222 M of debt outstanding; $35 M of cash . Net debt of $187 M ** • ~$166 M of availability under credit facility • Paid $4.8 M for dividends in Q3, reflecting dividend of $0.08 per share . Recently declared similar dividend for Q4 • $31 M remaining on share repurchase authorization (~ 2% of market capitalization) * Dollar amounts as of, or for the quarter ending 9/30/2018 ** Net debt is a non-GAAP measure and is computed as total debt of $222 M, less total cash and 7 cash equivalents of $35 M

Impact of New Lease Accounting Standard • Like many public companies, we will be required to adopt new lease accounting standards, effective January 1, 2019 • Under these new rules, operating leases will be reflected as a “right-of-use” asset, with a corresponding lease liability on a Company’s balance sheet . The Company is in process of quantifying this impact • The new standard will result in a change to the historical recognition of the deferred gain relating to the sale and leaseback of our Elgin and University Park facilities, which was completed back in 2008 . The gain on sale, which originally totaled $29 M, is currently being recognized ratably over the lease term, which expires in 2023 . On an annual basis, the gain recognition has represented approximately $2 M a year since 2008 . Upon adoption of the new rules, the remaining deferred gain of approximately $8.5 M will be recognized as an adjustment to retained earnings, and we will no longer recognize any portion of the gain through the income statement 8

CEO Remarks • Outstanding Q3, with excellent results in each of our groups . Organic growth in orders and sales of 17% and 8%, respectively . Year-over-year margin improvement in both groups, with both reporting Q3 margin performance towards high end of target range • SSG continues to see benefits of investments in sales and engineering resources made in prior quarters . New product introductions in the U.S. and Europe contributed to 9% organic sales growth in first nine months of 2018 . Q3 EBITDA margin of 16.8%, up 230 basis points from last year • ESG continues to gain traction on its strategic initiatives . 9% organic sales growth during Q3 . Gaining momentum penetrating new markets with our safe digging equipment . Solid aftermarket revenue growth, associated with our non-whole goods initiative . Application of ETI principles to recent acquisitions . Q3 EBITDA margin of 17.1%, up 160 basis points from last year 9

Strategic Initiatives – Safe Digging Federal Signal is well positioned to establish a leading position in an emerging application for hydro-excavation technology; increased regulation will accelerate growth What is it? Why is it Attractive? Why Federal Signal? • Vacuum excavation or “Safe Digging” • In many circumstances, vacuum • Sole manufacturer of complete range involves the use of pressurized air or excavation is a safer and more of truck-mounted safe-digging water to dig (coupled with a vacuum productive means for digging (in equipment, with applications across a system) as an alternative to the use of comparison to traditional excavation) number of end-markets traditional equipment such as • Significantly minimizes chances of • ~30 year track record of manufacturing backhoes and mechanical excavators damage to underground infrastructure leading hydro-excavation products • Acceptance of safe-digging during the digging process • Widest service and support network for applications continues to improve • Less intrusive to the surrounding site at hydro-excavation products significantly over the last decade point of digging • Best-in-class payload for Ontario • Application has been widely accepted • Provides opportunity for the use of our market in Canada; U.S. is behind but great broad range of offerings in new and • Dedicated and experienced sales early indicators – 16 states now emerging end markets beyond oil and organization in place to support the include hydro-excavation as part of gas initiative “safe excavation practices” 10

Raising 2018 Outlook Raising adjusted EPS* outlook range to a new range of $1.33 to $1.36, from a range of $1.26 to $1.32 Represents increase of 56% - 60% over 2017 $0.85 FY17: Actual FY18 Guidance: Feb 2018 $1.10 $1.20 FY18 Guidance: Nov 2018 $1.33 $1.36 * Adjusted EPS is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. Our outlook assumes certain adjustments to exclude the impact of acquisition and integration-related expenses, purchase accounting effects and hearing loss settlement charges, where applicable. In 2017, we also made adjustments to exclude the impact of restructuring activity, executive severance costs, pension settlement charges, and special tax items, where applicable. Should any similar items occur during 2018, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B). 11

Heading into 2019 ▲ Strong backlog, particularly for sewer cleaners and vacuum trucks, providing good visibility into first half of 2019 ▲ Continued momentum with expansion of safe-digging technology into new end-markets ▲ Municipal markets continue to be steady overall, with strong demand for sewer cleaners ▲ Amount of used equipment in end markets continues to be at “normal” levels ▲ Ongoing focus on Eighty-Twenty Initiatives (“ETI”) to drive operational improvements ▲ Acquisitions remain on track to deliver on previously-announced accretion estimates ▲ Active M&A pipeline ▲ Strong financial position ▲ Continued focus on new product development; number of product launches scheduled ► Outlook for housing and Class 8 vehicles remains generally positive, with chassis availability at certain TBEI locations being monitored ► Continuing to take necessary actions against commodity cost increases; expect commodity costs in 1H 2019 to be higher than 1H 2018, offset by pricing actions ► Ongoing new product launches at SSG, partially offset by impact of Ford model year changeover which may cause temporary slow down in number of police cars ▼ Continue to vigorously defend hearing loss litigation; could result in higher legal costs ▼ New lease accounting standard will change recognition of deferred gain 12

Federal Signal Q3 2018 Earnings Call Q&A November 6, 2018 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer 13

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS CONTACTS 630-954-2000 Ian Hudson Svetlana Vinokur SVP, Chief Financial Officer VP, Treasurer and Corporate Development IHudson@federalsignal.com SVinokur@federalsignal.com 14

Federal Signal Q3 2018 Earnings Call Appendix 15

Consolidated Adjusted EBITDA $ millions, except % Q3 2018 Q3 2017 Net income $ 21.7 $ 12.5 Add: Interest expense 2.2 2.7 Acquisition and integration-related expenses 0.4 0.7 Restructuring - 0.1 Purchase accounting effects * - 1.3 Other expense (income), net - (0.4) Income tax expense 6.5 7.5 Depreciation and amortization 9.4 9.0 Consolidated adjusted EBITDA $ 40.2 $ 33.4 Net sales $ 269.4 $ 248.7 Consolidated adjusted EBITDA margin 14.9% 13.4% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.1 million and $0.0 million for the three months ended September 30, 2018 and 2017, respectively 16

Segment Adjusted EBITDA ESG $ millions, except % Q3 2018 Q3 2017 Operating Income $ 28.3 $ 21.2 Add: Acquisition and integration-related expenses 0.3 0.3 Purchase accounting effects * - 1.3 Depreciation and amortization 8.4 7.9 Adjusted EBITDA $ 37.0 $ 30.7 Net sales $ 216.3 $ 198.5 Adjusted EBITDA margin 17.1% 15.5% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.1 million and $0.0 million for the three months ended September 30, 2018 and 2017, respectively SSG $ millions, except % Q3 2018 Q3 2017 Operating Income $ 8.0 $ 6.1 Add: Restructuring - 0.1 Depreciation and amortization 0.9 1.1 Adjusted EBITDA $ 8.9 $ 7.3 Net sales $ 53.1 $ 50.2 Adjusted EBITDA margin 16.8% 14.5% 17

Non-GAAP Measures • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2018 and 2017 net income and diluted EPS provides additional measures which are representative of the Company’s underlying performance and improves the comparability of results across reporting periods. During the three and nine months ended September 30, 2018 and 2017 adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of restructuring activity, executive severance costs, acquisition and integration-related expenses, purchase accounting effects, hearing loss settlement charges and special tax items, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as additional measures which are representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, hearing loss settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, hearing loss settlement charges, acquisition and integration-related expenses, restructuring activity, executive severance costs, purchase accounting effects, other income/expense, income tax expense, and depreciation and amortization expense divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, restructuring activity, purchase accounting effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, restructuring activity, purchase accounting effects and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. 18